Franklin BSP Realty Trust First Quarter 2024 Supplemental Information

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 2 Important Information The information herein relates to the Company’s business and financial information as of March 31, 2024 and does not reflect subsequent developments. Risk Factors Investing in and owning our common stock involves a high degree of risk. See the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 26, 2024, and the risk disclosures in our subsequent periodic reports filed with the SEC for a discussion of these risks. Forward-Looking Statements Certain statements included in this presentation are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Franklin BSP Realty Trust, Inc. (“FBRT” or the “Company”) and may include the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that could cause actual outcomes to differ materially from our forward-looking statements include macroeconomic factors in the United States including inflation, changing interest rates and economic contraction, the extent of any recoveries on delinquent loans, and the financial stability of our borrowers, and the other factors set forth in the risk factors section of our most recent Form 10-K and Form 10-Q. The extent to which these factors impact us and our borrowers will depend on future developments, which are highly uncertain and cannot be predicted with confidence. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law. Additional Important Information The summary information provided in this presentation does not purport to be complete and no obligation to update or otherwise revise such information is being assumed. Nothing shall be relied upon as a promise or representation as to the future performance of the Company. This summary is not an offer to sell securities and is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. This summary is not advice, a recommendation or an offer to enter into any transaction with us or any of our affiliated funds. There is no guarantee that any of the goals, targets or objectives described in this summary will be achieved. The information contained herein is not intended to provide, and should not be relied upon for, accounting, legal, ERISA or tax advice or investment recommendations. Investors should also seek advice from their own independent tax, accounting, financial, ERISA, investment and legal advisors to properly assess the merits and risks associated with their investment in light of their own financial condition and other circumstances. The information contained herein is qualified in its entirety by reference to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. You may obtain a copy of the most recent Annual Report or Quarterly Report by calling (844) 785-4393 and/or visiting www.fbrtreit.com. This presentation contains information regarding FBRT’s financial results that is calculated and presented on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States (“GAAP”), including Distributable Earnings. Please refer to the appendix for the reconciliation of the applicable GAAP financial measures to non-GAAP financial measures. PAST PERFORMANCE IS NOT A GUARANTEE OR INDICATIVE OF FUTURE RESULTS. INVESTMENTS INVOLVE SIGNIFICANT RISKS, INCLUDING LOSS OF THE ENTIRE INVESTMENT. There is no guarantee that any of the estimates, targets or projections illustrated in this summary will be achieved. Any references herein to any of the Company’s past or present investments, portfolio characteristics, or performance, have been provided for illustrative purposes only. It should not be assumed that these investments were or will be profitable or that any future investments will be profitable or will equal the performance of these investments. There can be no guarantee that the investment objective of the Company will be achieved. Any investment entails a risk of loss. An investor could lose all or substantially all of his or her investment. Please refer to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for a more complete list of risk factors. The following slides contain summaries of certain financial information about the Company. The information contained in this presentation is summary information that is intended to be considered in the context of our filings with the Securities and Exchange Commission and other public announcements that we may make, by press release or otherwise, from time to time.

FBRT 1Q 2024 Financial Update

FBRT 1Q 2024 Financial Update

# Highlights

| | |
|---|---|
| **Earnings** | • GAAP Net Income of **$35.8 million** and **$0.35** per diluted common share and $0.35 per fully converted share (1)<br>• Distributable Earnings (2) of **$41.0 million** and **$0.41** per diluted common share on a fully converted basis (1)<br>• Declared a cash dividend of **$0.355** per share, representing a yield of 9.1% on book value per share, fully converted (1). GAAP and Distributable Earnings (2) dividend coverage of 99% and 115%, respectively |
| **Capitalization** | • Book value per share, fully converted is **$15.68** vs. $15.77 last quarter (1). Undepreciated book value per share, fully converted is **$15.79** vs. $15.88 last quarter (1) (3)<br>• Net debt to equity is **2.4x;** recourse net debt to equity is 0.3x<br>• **87%** of financing sources are non-mark-to-market on our core book<br>• **$1.0 billion** of liquidity of which $240 million is cash and $11 million is CLO reinvest available (4). |
| **Investments** | • **Core Portfolio:** Principal balance increased by **$199 million** in the quarter. Closed **$591 million** of new loan commitments and funded **$493 million** of principal balance including future funding on existing loans. Received loan repayments of $252 million |
| **Portfolio** | • **Core Portfolio** of **145** CRE loans and **$5.2 billion** of principal balance, average size of $36 million and 75% multifamily. During the quarter, one asset was removed from the watch list. Six assets remain on the watch list, all of which are risk rated a four |

1. Fully converted per share information assumes applicable conversion of our outstanding series of convertible preferred stock into common stock and the full vesting of our outstanding equity compensation awards.
2. Please see appendix for GAAP net income to Distributable Earnings calculation.
3. Adjusted for accumulated depreciation and amortization of real property of $10.4 million and $9.4 million at 3/31/24 and 12/31/23, respectively.
4. Cash excludes restricted cash. Total liquidity amount includes the cash available we can invest at a market advance rate utilizing our available capacity on financing lines.

BENEFIT STREET PARTNERS | ALCENTRA 4

FBRT 1Q 2024 Financial Update

# Financial Highlights

| Income Statement | |
|---|---|
| Net interest income / other income | $52.2 |
| Operating expenses [(1)] | (17.9) |
| Provision for credit loss | (2.9) |
| Other income/(loss) | 4.4 |
| **GAAP net income (loss)** | **$35.8** |
| Adjustments to GAAP net income (loss) [(2)] | 5.2 |
| **Distributable Earnings [(2)]** | **$41.0** |
| GAAP net income (loss) per share, fully converted [(3)] | $0.35 |
| GAAP return on common equity | 8.9% |
| GAAP dividend coverage, fully converted [(2), (3)] | 99.0% |
| **Distributable Earnings per share, fully converted [(2), (3)]** | **$0.41** |
| **Distributable Earnings return on common equity [(2)]** | **10.4%** |
| **Distributable Earnings dividend coverage, fully converted [(2), (3)]** | **114.7%** |
| Dividend per share | $0.355 |
| Dividend per share yield on book value | 9.1% |

| Balance Sheet - Assets (End of Quarter) | |
|---|---|
| Total core portfolio | $5,184.2 |
| Total real estate securities | $217.9 |
| Cash and restricted cash | $248.1 |
| CLO reinvestment available | $10.8 |
| Other assets | $366.7 |
| **Total assets** | **$6,027.7** |

| Balance Sheet - Debt & Equity | |
|---|---|
| Collateralized loan obligations | 3,530.7 |
| Warehouse | 412.6 |
| Repo - securities | 194.8 |
| Asset specific financings | 36.9 |
| Unsecured debt | 81.3 |
| **Total Debt** | **$4,256.2** |
| Preferred equity [(4)] | 348.5 |
| Common stock/retained earnings [(5)] | 1,326.6 |
| Total equity [(4), (5)] | 1,675.1 |
| **Book value per share, fully converted [(3)]** | **$15.68** |
| **Net debt/total equity** | **2.39x** |
| **Recourse net debt/total equity** | **0.28x** |

Note: All numbers in millions except per share and share data.

1. Does not include conduit operating expenses which are reported under Other income / (loss).
2. Please see appendix for the detail on the adjustments from GAAP net income to Distributable Earnings.
3. Fully converted per share information assumes applicable conversion of our outstanding series of convertible preferred stock into common stock and the full vesting of our outstanding equity compensation awards.
4. Includes $90 million of preferred equity that converts to common equity on 1/21/25, subject to the holder's right to accelerate the conversion. These amounts are reflected as temporary equity on the consolidated balance sheets. The remaining $259 million of preferred equity represents the Series E preferred, which does not convert to common equity.
5. Includes non-controlling interest.

BENEFIT STREET PARTNERS | ALCENTRA 5

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 6 2Q'23 3Q'23 4Q'23 1Q'24 $0.355 $0.355 $0.355 $0.355 Dividend per share $0.66 $0.43 $0.39 $0.41 Distributable earnings per share, fully converted (1), (2) 185% 120% 109% 115% Distributable dividend coverage, fully converted (1), (2) Earnings & Distributions Note: All numbers in millions except per share data. 1. Please see appendix for the detail on the adjustments from GAAP net income to Distributable Earnings 2. Fully converted per share information assumes applicable conversion of our outstanding series of convertible preferred stock into common stock and the full vesting of our outstanding equity compensation awards. 3. In Q2 2023, the sale of the Williamsburg Hotel loan accounted for approximately $15.0 million of Distributable Earnings. FBRT 1Q 2024 Financial Update Distributable Earnings ($M) (1) GAAP Net Income (Loss) ($M) $39.6 $31.0 $30.0 $35.8 2Q'23 3Q'23 4Q'23 1Q'24 $63.5 $42.0 $39.3 $41.0 2Q'23 3Q'23 4Q'23 1Q'24 Williamsburg Hotel Sale $15.0 (3)

FBRT 1Q 2024 Financial Update

# Core Net Fundings

## 1Q 2024 ($M) (1)


$5,045
$439
$54
($252)
($42)
$5,244
4Q23 Loans Outstanding
Fundings on New Loans
Fundings on Existing Loans
Repayments(2)
REO/ Foreclosures(3)
1Q24 Loans Outstanding

Note: All numbers in millions.

1. Total commitment for 1Q 2024 totaled $591m
2. Includes full paydowns, dispositions, partial paydowns and amortization
3. In February 2024, the Company, through deed-in-lieu of foreclosure, acquired a multifamily property located in San Antonio, TX, and assumed the senior mortgage note which the Company originated in November 2021. At the time of the deed-in-lieu of foreclosure, the amortized cost of the loan was $42.2 million and contractual interest was satisfied. Subsequently thereafter, the property was sold to a third party. In connection with the sale, the senior mortgage note which the Company originated in November 2021 was assumed by the buyer and immediately modified, resulting in a $5.9 million principal paydown. As a result, the modification was accounted for as a new loan for GAAP purposes and the sale of the real estate owned transaction resulted in a net gain of $6.0 thousand recorded in Gain/(loss) on other real estate investments in the consolidated statement of operations.

BENEFIT STREET PARTNERS | ALCENTRA 7

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 8 Capitalization Overview 1. On our core book (excluding repo-securities), 87% of financings are non-mark-to-market FBRT 1Q 2024 Financial Update Financing Sources (1) Net Leverage Collateralized Loan Obligations 83% Warehouse 10% Repo - Securities 5% Asset Specific Financings 1% Unsecured Debt 2% 0.28x 2.39x 0.00x 0.50x 1.00x 1.50x 2.00x 2.50x 3.00x Recourse Leverage Total Leverage Average debt cost including financing was 7.8% in 1Q24 vs. 7.9% last quarter

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 9 Financing Detail 1. Outstanding balance as of March 31, 2024, and net of tranches held by FBRT 2. Cost of debt is shown before discount and transaction costs 3. Commitment for loans. Excludes bond repurchase agreements FBRT 1Q 2024 Financial Update CLOs Warehouse/Revolver/Other CLO Name Debt Amount(1) Reinvest End Date Cost of Debt(2) BSPRT 2021-FL6 $537 million Ended S + 1.44% BSPRT 2021-FL7 $675 million Ended S + 1.66% BSPRT 2022-FL8 $960 million Ended S + 1.72% BSPRT 2022-FL9 $671 million 7/8/24 S + 2.80% BSPRT 2023-FL10 $717 million 4/8/25 S + 2.59% Total $3,559 million CLO reinvestment available $11 million Repo – Securities (outstanding) $195 million Name Commitment (3) Barclays (Warehouse) $500 million Wells Fargo $400 million JP Morgan $500 million Atlas SP Partners $350 million Churchill $225 million Barclays (Secured Revolver) $250 million Total $2,225 million

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 10 Liquidity 1. Represents cash available at 3/31/2024 that we can invest at a market advance rate utilizing our available capacity on financing lines FBRT 1Q 2024 Financial Update Liquidity ($M) (1)

Portfolio

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 12 Southeast 40% Southwest 39% Mideast 7% Various (5) 8% Great Lakes 3% Rocky Mountain 3% Collateral by Region Multifamily 75% Hospitality 14% Office 6% Industrial 3% Retail 1% Other (4) 2% Rate Type Floating 97% Fixed 3% Portfolio Summary Senior 99% Mezzanine 1% Core Loan Portfolio Composition Portfolio Collateral by State Texas 35% North Carolina 13% Florida 12% Georgia 5% Various 5% South Carolina 4% Arizona 4% All Other 21% • $5.2B total portfolio; 64.3% WA LTV (1) • 139 senior loans; average UPB (2) of $38M • 6 mezzanine loans; average UPB (2) of $5M • 4 non-accrual loans (3) Portfolio Overview Collateral Summary 1. Weighted average loan-to-value percentage (WA LTV) represents the weighted average ratio of the loan amount to the appraised value of the property at the time of origination 2. Unpaid principal balance (UPB) represents the portion of the loan that has not yet been remitted to the lender 3. Two loans risk rated three and two loans risk rated four 4. Other includes Mixed Use, Manufactured Housing, and Retail 5. Various also includes New England and Plains

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 13 Multifamily 57% Industrial 17% Office 13% Hospitality 12% By State By Collateral By Region Southeast 44% Southwest 43% Rocky Mountain 12% Core Originations in the Quarter Note: Charts shown above are based on the initial funding/unpaid principal balance of the newly originated loans. 1. All-in coupon based on 3/31/24 SOFR indices. Portfolio • 11 loans; $591 million total commitment ($439 million of initial funding / $152 million of future funding) • 4.64% weighted average spread; 9.97% all-in coupon (1) • 1.1% and 0.7% weighted average origination and exit fees, respectively Overview Texas 43% Florida 27% North Carolina 17% Colorado 12%

Portfolio

# Core Portfolio - Watch List Loans (Risk Rating 4&5)

| Investment | 472-Unit Apartment Community | Two Property Portfolio Apartment Communities | CBD Office Building | 426-Unit Apartment Community | Suburban Office Park | Full Service Hotel |
|---|---|---|---|---|---|---|
| Loan Type | Floating Rate Senior Loan | Floating Rate Senior Loan | Floating Rate Senior Loan | Floating Rate Senior Loan | Floating Rate Senior Loan | Floating Rate Senior Loan |
| Investment Date | Q2 2022 | Q2 2022 | Q1 2021 | Q2 2018 | Q4 2019 | Q3 2019 |
| Default Date | TBD | TBD | None | None | None | None |
| Non-Accrual | Yes | Yes | No | No | No | No |
| Collateral | 472-Unit, Garden Style Apartment Community | Two Property, Garden-Style Apartment Communities | 31-Story, 299k Square Foot Office Building | 426-Unit, High Rise Apartment Community | Two, 6-Story Office Buildings | 279-Key, Full-Service Hotel |
| Loan Purpose | Acquisition | Acquisition | Refinance | Acquisition | Acquisition | Acquisition |
| Location | Raleigh, North Carolina | Mooresville & Chapel Hill, North Carolina | Denver, Colorado | Cleveland, OH | Alpharetta, Georgia | Dallas, Texas |
| Loan Risk Rating | 4 | 4 | 4 | 4 | 4 | 4 |

BENEFIT STREET PARTNERS | ALCENTRA 14

Portfolio

# Foreclosure Real Estate Owned ("REO")

| Investment | Single Tenant Retail Portfolio | CBD Office Complex | 16-Building Apartment Complex |
|---|---|---|---|
| Loan Investment Date | Q2 2022 | Q1 2020 | Q1 2021 |
| Foreclosure / Deed-In-Lieu Date | Q4 2022 - Q2 2023 | Q3 2023 | Q4 2023 |
| Collateral Type | Retail | Office | Multifamily |
| Collateral Detail | 23 Freestanding Retail Properties | 124k Square Foot Office Complex | 236-Unit Apartment Complex with 16 Buildings |
| Location | Various | Portland, Oregon | Lubbock, Texas |

Note: Foreclosure REO is $122 million of book value. In addition, FBRT owns an industrial investment REO with a total net book value of $127 million, which is not presented above.

BENEFIT STREET PARTNERS | ALCENTRA 15

Appendix

Appendix

# Core Portfolio – FBRT Portfolio Details – Top 15 Loans

| Loan | Loan Type | Origination Date | Current Total Commitment | Principal Balance | Carrying Value | Spread | All-in Yield [1] | Fully Extended Maturity | State | Collateral Type | As-is LTV [2] |
|---|---|---|---|---|---|---|---|---|---|---|---|
| Loan 1 | Senior Loan | 5/26/21 | $155 | $155 | $155 | + 4.35% | 10.13% | 6/9/26 | Florida | Multifamily | 47.8% |
| Loan 2 | Senior Loan | 6/1/22 | 135 | 130 | 130 | + 3.95% | 9.77% | 6/9/27 | Various | Multifamily | 67.8% |
| Loan 3 | Senior Loan | 2/9/23 | 120 | 120 | 120 | + 4.90% | 10.89% | 2/9/28 | Various | Hospitality | 53.6% |
| Loan 4 | Senior Loan | 2/25/22 | 86 | 86 | 86 | + 3.24% | 9.05% | 3/9/26 | New Jersey | Multifamily | 60.0% |
| Loan 5 | Senior Loan | 2/24/22 | 86 | 86 | 86 | + 3.15% | 9.21% | 3/9/27 | North Carolina | Multifamily | 69.6% |
| Loan 6 | Senior Loan | 6/1/22 | 86 | 84 | 84 | + 3.95% | 9.77% | 6/9/27 | North Carolina | Multifamily | 71.8% |
| Loan 7 | Senior Loan | 2/10/22 | 82 | 82 | 82 | + 3.20% | 8.90% | 2/9/27 | Florida | Multifamily | 74.5% |
| Loan 8 | Senior Loan | 12/15/21 | 84 | 81 | 81 | + 3.21% | 8.78% | 1/9/27 | North Carolina | Multifamily | 76.1% |
| Loan 9 | Senior Loan | 8/1/23 | 80 | 79 | 79 | + 3.20% | 9.02% | 8/9/28 | Texas | Multifamily | 58.7% |
| Loan 10 | Senior Loan | 12/21/21 | 79 | 78 | 78 | + 3.45% | 8.98% | 1/9/27 | Florida | Multifamily | 78.8% |
| Loan 11 | Senior Loan | 2/16/24 | 90 | 78 | 78 | + 3.65% | 9.75% | 3/9/29 | Texas | Multifamily | 53.3% |
| Loan 12 | Senior Loan | 3/31/21 | 79 | 76 | 76 | + 2.95% | 8.59% | 4/9/26 | Texas | Multifamily | 72.6% |
| Loan 13 | Senior Loan | 3/7/24 | 75 | 75 | 75 | + 2.70% | 8.36% | 3/9/29 | North Carolina | Industrial | 58.6% |
| Loan 14 | Senior Loan | 5/18/22 | 71 | 71 | 71 | + 3.80% | 9.61% | 6/9/27 | Georgia | Multifamily | 77.9% |
| Loan 15 | Senior Loan | 6/14/22 | 71 | 71 | 71 | + 3.45% | 9.58% | 6/9/27 | Georgia | Multifamily | 71.6% |
| Loans 16 - 145 | Senior & Mezz Loans | Various | 4,254 | 3,892 | 3,884 | + 3.84% | 9.70% | Various | Various | Various | 64.3% |
| CECL Reserve [3] | | | | | (49) | | | | | | |
| **Total/Wtd. avg.** | | | **$5,632** | **$5,244** | **$5,184** | **+ 3.79%** | **9.56%** | **2.8 years** | | | **64.3%** |
| **Average Loan Size** | | | **$39** | **$36** | **$36** | | | | | | |

Note: All numbers in millions.

1. All-in Yield defined as: (1) current spread of the loan plus (2) any applicable index or index floor plus (3) origination and exit fees amortized over the initial maturity date of the loan.
2. As-is loan to value percentage is from metrics at origination. Predevelopment construction loans at origination will not have an LTV and therefore is nil.
3. Allowance for loan loss excludes future funding

BENEFIT STREET PARTNERS | ALCENTRA 17

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 18 Core Portfolio – Risk Ratings Note: Principal balance in millions. Watchlist loans are loans with a risk rating of 4 or 5 Appendix Risk Ratings Average risk rating was 2.3 for the quarter (no change from prior quarter) 0.0% 73.5% 21.5% 5.0% 0.0% 1 2 3 4 5 Risk Rating # of Loans - 111 28 6 - Addition - +13 +8 +1 - Reduction - -13 -7 -1 - +/- vs 4Q23 - - +1 - - Principal Balance $- $3,858 $1,122 $264 $- Non-Accrual - - 2 2 - Watch List - - - 6 -

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 19 Earnings Sensitivity Note: Reflects distributable earnings impact of an increase or decrease in the floating-rate indices referenced by our portfolio, assuming no change in credit spreads, portfolio composition or asset performance. Appendix EPS Sensitivity on Index Rates Positive earnings correlation to rising rates ($0.11) ($0.06) $0.00 $0.06 $0.12 -1.00% -0.50% 3/31/2024 +0.50% +1.00% Change in Floating Base Rate Indices As of 4/22/24: 1M SOFR: 5.32% As of 3/31/24: 1M SOFR: 5.33%

Appendix

# Rate Caps Sensitivity

87% of our loans have a rate cap (with average cap of 3.0%) and 79% were activated as of 3/31/2024

## Percentage and Number of Loans with Activated Rate Caps


All loans with rate caps that are not expired are activated at +1.00% indices and beyond
79%; 115
84%; 122
87%; 126
Current
(as of 3/31/24)
+0.50%
+1.00%
Change in Floating Base Rate Indices

Note: The above analysis assumes fixed rate loans have rate caps that are always active and do not expire. Loans without rate caps include loans that previously had rate caps but have expired as of 3/31/24.

BENEFIT STREET PARTNERS | ALCENTRA 20

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 21 Core Portfolio – Fully Extended Maturities Note: All numbers in millions. Excludes loans on non-accrual and loans in maturity default at 3/31/2024 Appendix Fully Extended Maturity by Year $178 $393 $1,918 $2,009 $451 $295 2024 2025 2026 2027 2028 2029

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 22 Multifamily 74% Hospitality 14% Office 5% Other 7% Core Portfolio – Allowance For Loan Loss Note: All numbers in millions. Allowance for loan loss above includes future funding. Appendix Total Allowance for Credit Loss by Collateral Type CECL Reserve Summary 12/31 Change 3/31 UPB As % of UPB General CECL Provision $48.3 2.1 $50.4 $5,185.8 1.0% Specific CECL Provision $0.0 0.7 $0.7 $58.0 1.3% Total Allowance for Credit Losses $48.3 2.9 $51.2 $5,243.8 1.0%

Appendix

# GAAP Net Income to Distributable Earnings Reconciliation

| | 2Q'23 | 3Q'23 | 4Q'23 | 1Q'24 |
|---|---|---|---|---|
| **GAAP Net Income (Loss)** | **39.6** | **31.0** | **30.0** | **35.8** |
| **Adjustments:** | | | | |
| CLO Amortization Acceleration (1) | (1.2) | (1.3) | (1.6) | - |
| Unrealized (Gain) / Loss (2) | 2.7 | 4.3 | (0.0) | (0.3) |
| Subordinated Performance Fee (3) | 2.6 | 1.6 | 2.6 | (0.6) |
| Non-Cash Compensation Expense | 1.2 | 1.3 | 1.3 | 1.8 |
| Depreciation & Amortization | 2.2 | 1.5 | 1.6 | 1.4 |
| (Reversal of) / Provision for Credit Loss | 21.6 | 2.4 | 5.4 | 2.9 |
| Loan Workout Charges / (Loan Workout Recoveries) (4) | (5.1) | - | - | - |
| Realized (Gain) / Loss on Debt Extinguishment / CLO Call | (0.3) | 2.8 | - | - |
| Realized Cash Gain/(Loss) Adjustment on REO (5) | - | (1.6) | - | - |
| **Distributable Earnings** | **63.5** | **42.0** | **39.3** | **41.0** |
| 7.5% Series E Cumulative Reedemable Preferred Stock Dividend | (4.8) | (4.8) | (4.8) | (4.8) |
| Noncontrolling Interests in Joint Ventures Net (Income) / Loss | (0.4) | 0.8 | (0.0) | 0.1 |
| Noncontrolling Interests in Joint Ventures Depreciation and Amortization | (0.0) | (0.3) | (0.3) | (0.3) |
| **Distributable Earnings to Common** | **58.2** | **37.6** | **34.1** | **36.0** |
| Average Common Stock & Common Stock Equivalents (6) | 1,413.5 | 1,402.4 | 1,394.9 | 1,389.9 |
| GAAP Net Income (Loss) ROE | 9.8% | 7.7% | 7.2% | 8.9% |
| Distributable Earnings ROE | 16.5% | 10.7% | 9.8% | 10.4% |
| GAAP Net Income / (Loss) Earnings Per Share, Diluted | $0.39 | $0.30 | $0.28 | $0.35 |
| Fully Converted Weighted Average Shares Outstanding (7) | 88,421,116 | 88,390,522 | 88,182,810 | 88,470,537 |
| GAAP Net Income / (Loss) Earnings Per Share, Fully Converted (7) | $0.39 | $0.30 | $0.29 | $0.35 |
| Distributable Earnings Per Share, Fully Converted (7) | $0.66 | $0.43 | $0.39 | $0.41 |

Note: All numbers in millions except share and per share data.

1. Before Q1 2024, we adjusted GAAP income for non-cash CLO amortization acceleration to effectively amortize the issuance costs of our CLOs over the expected lifetime of the CLOs. We assume our CLOs will be outstanding for approximately four years and amortized the financing costs over approximately four years in our distributable earnings as compared to effective yield methodology in our GAAP earnings. Starting in Q1 2024, we amortized the issuance cost incurred on our CLOs over the expected lifetime of the CLOs in our GAAP presentation, making our previous adjustments no longer necessary.
2. Represents unrealized gains and losses on (i) commercial mortgage loans, held for sale, measured at fair value, (ii) other real estate investments, measured at fair value, (iii) derivatives, and (iv) ARMs.
3. Represents accrued and unpaid subordinated performance fee. In addition, reversal of subordinated performance fee represents cash payment obligations in the quarter.
4. Represents loan workout charges the Company incurred, which the Company deemed likely to be recovered. Reversal of loan workout charges represent recoveries received. During the second quarter of 2023, the Company recovered $5.1 million of loan workout charges, in aggregate, related to the loan workout charges incurred in the first, second, and third quarters of 2022 amounting to $1.9 million, $3.0 million, and $0.2 million, respectively.
5. Represents the actual realized cash loss on REO investments, which may be different than the GAAP basis.
6. Represents the average of all classes of equity except the Series E Preferred Stock.
7. Fully converted per share information assumes applicable conversion of our outstanding series of convertible preferred stock into common stock and the full vesting of our outstanding equity compensation awards.

BENEFIT STREET PARTNERS | ALCENTRA 23

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 24 Book Value Per Share & Shares Outstanding Note: All numbers in thousands except per share and share data. Preferred stock values expressed in common stock equivalents. 1. Fully-converted book value per share reflects full conversion of our outstanding series of convertible preferred stock and vesting of our outstanding equity compensation awards. 2. Excluding the amounts for accumulated depreciation and amortization of real property of $10.4 million and $9.4 million as of March 31, 2024 and December 31, 2023, respectively, would result in a fully-converted book value per share of $15.79 and $15.88 as of March 31, 2024 and December 31, 2023, respectively. Appendix March 31, 2024 December 31, 2023 Stockholders' equity applicable to convertible common stock $ 1,389,383 $ 1,390,120 Shares: Common stock 81,990,061 81,942,656 Restricted stock and restricted stock units 1,264,422 809,257 Series H convertible preferred stock 5,370,498 5,370,498 Total outstanding shares 88,624,981 88,122,411 Fully-converted book value per share (1) (2) $ 15.68 $ 15.77

Appendix

# FBRT Income Statement

| | Three Months Ended March 31, 2024 | Three Months Ended March 31, 2023 |
|---|---|---|
| **Income** | | |
| Interest income | $ 130,558 | $ 130,536 |
| Less: Interest expense | 81,318 | 71,075 |
| Net interest income | 49,240 | 59,461 |
| Revenue from real estate owned | 4,712 | 3,312 |
| **Total income** | **$ 53,952** | **$ 62,773** |
| **Expenses** | | |
| Asset management and subordinated performance fee | $ 7,865 | $ 8,085 |
| Acquisition expenses | 238 | 378 |
| Administrative services expenses | 2,860 | 4,029 |
| Professional fees | 4,084 | 4,814 |
| Share-based compensation | 1,799 | 1,022 |
| Depreciation and amortization | 1,417 | 1,805 |
| Other expenses | 2,363 | 2,166 |
| **Total expenses** | **$ 20,626** | **$ 22,299** |
| **Other income/(loss)** | | |
| (Provision)/benefit for credit losses | $ (2,880) | $ (4,360) |
| Realized gain/(loss) on extinguishment of debt | — | 4,767 |
| Realized gain/(loss) on real estate securities, available for sale | 88 | 596 |
| Realized gain/(loss) on sale of commercial mortgage loans, held for sale, measured at fair value | 5,513 | — |
| Unrealized gain/(loss) on commercial mortgage loans, held for sale, measured at fair value | 457 | 347 |
| Gain/(loss) on other real estate investments | 6 | (1,339) |
| Trading gain/(loss) | — | 2,968 |
| Unrealized gain/(loss) on derivatives | (138) | (320) |
| Realized gain/(loss) on derivatives | 290 | 44 |
| **Total other income/(loss)** | **$ 3,336** | **$ 2,703** |
| Income/(loss) before taxes | 36,662 | 43,177 |
| (Provision)/benefit for income tax | (835) | 662 |
| **Net income/(loss)** | **$ 35,827** | **$ 43,839** |
| **Net (income)/loss attributable to non-controlling interest** | 93 | (9) |
| **Net income/(loss) attributable to Franklin BSP Realty Trust, Inc.** | **$ 35,920** | **$ 43,830** |
| Less: Preferred stock dividends | 6,748 | 6,748 |
| **Net income/(loss) applicable to common stock** | **$ 29,172** | **$ 37,082** |
| | | |
| Basic earnings per share | $ 0.35 | $ 0.44 |
| Diluted earnings per share | $ 0.35 | $ 0.44 |
| Basic weighted average shares outstanding | 81,994,096 | 82,774,771 |
| Diluted weighted average shares outstanding | 81,994,096 | 82,774,771 |

BENEFIT STREET PARTNERS | ALCENTRA 25

Appendix

# FBRT Balance Sheet

| | March 31, 2024 | | December 31, 2023 | |
|---|---|---|---|---|
| **ASSETS** | | | | |
| Cash and cash equivalents | $ | 240,030 | $ | 337,595 |
| Restricted cash | | 8,092 | | 6,092 |
| Commercial mortgage loans, held for investment, net of allowance for credit losses of $49,215 and $47,175 as of March 31, 2024 and December 31, 2023, respectively | | 5,184,205 | | 4,989,767 |
| Commercial mortgage loans, held for sale, measured at fair value | | 30,457 | | – |
| Real estate securities, available for sale, measured at fair value, amortized cost of $217,324 and $243,272 as of March 31, 2024 and December 31, 2023, respectively (includes pledged assets of $217,855 and $167,948 as of March 31, 2024 and December 31, 2023, respectively) | | 217,855 | | 242,569 |
| Receivable for loan repayment [(1)] | | 26,683 | | 55,174 |
| Accrued interest receivable | | 39,628 | | 42,490 |
| Prepaid expenses and other assets | | 19,911 | | 19,213 |
| Intangible lease asset, net of amortization | | 42,037 | | 42,793 |
| Real estate owned, net of depreciation | | 115,169 | | 115,830 |
| Real estate owned, held for sale | | 103,657 | | 103,657 |
| **Total assets** | **$** | **6,027,724** | **$** | **5,955,180** |
| **LIABILITIES AND STOCKHOLDERS' EQUITY** | | | | |
| Collateralized loan obligations | $ | 3,530,740 | $ | 3,567,166 |
| Repurchase agreements and revolving credit facilities - commercial mortgage loans | | 412,556 | | 299,707 |
| Repurchase agreements - real estate securities | | 194,769 | | 174,055 |
| Mortgage note payable | | 23,998 | | 23,998 |
| Other financings | | 12,865 | | 36,534 |
| Unsecured debt | | 81,320 | | 81,295 |
| Derivative instruments, measured at fair value | | 524 | | – |
| Interest payable | | 15,052 | | 15,383 |
| Distributions payable | | 36,308 | | 36,133 |
| Accounts payable and accrued expenses | | 11,195 | | 13,339 |
| Due to affiliates | | 20,969 | | 19,316 |
| Intangible lease liability, held for sale | | 12,297 | | 12,297 |
| **Total liabilities** | **$** | **4,352,593** | **$** | **4,279,223** |
| **Commitments and Contingencies** | | | | |
| **Redeemable convertible preferred stock:** | | | | |
| Redeemable convertible preferred stock Series H, $0.01 par value, 20,000 authorized and 17,950 issued and outstanding as of March 31, 2024 and December 31, 2023 | $ | 89,748 | $ | 89,748 |
| **Total redeemable convertible preferred stock** | **$** | **89,748** | **$** | **89,748** |
| **Equity:** | | | | |
| Preferred stock, $0.01 par value; 100,000,000 shares authorized, 7.5% Cumulative Redeemable Preferred Stock, Series E, 10,329,039 shares issued and outstanding as of March 31, 2024 and December 31, 2023 | $ | 258,742 | $ | 258,742 |
| Common stock, $0.01 par value, 900,000,000 shares authorized, 83,254,483 and 82,751,913 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively | | 820 | | 820 |
| Additional paid-in capital | | 1,597,611 | | 1,599,197 |
| Accumulated other comprehensive income (loss) | | 530 | | (703) |
| Accumulated deficit | | (299,326) | | (298,942) |
| **Total stockholders' equity** | **$** | **1,558,377** | **$** | **1,559,114** |
| Non-controlling interest | | 27,006 | | 27,095 |
| **Total equity** | **$** | **1,585,383** | **$** | **1,586,209** |
| **Total liabilities, redeemable convertible preferred stock and equity** | **$** | **6,027,724** | **$** | **5,955,180** |

BENEFIT STREET PARTNERS | ALCENTRA 26

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 27 Definitions Distributable Earnings and Distributable Earnings to Common Distributable Earnings is a non-GAAP measure, which the Company defines as GAAP net income (loss), adjusted for (i) non-cash CLO amortization acceleration and amortization over the expected useful life of the Company's CLOs, (ii) unrealized gains and losses on loans, derivatives and ARMs, including CECL reserves and impairments, (iii) non-cash equity compensation expense, (iv) depreciation and amortization, (v) subordinated performance fee accruals/(reversal), (vi) loan workout charges, (vii) realized gains and losses on debt extinguishment and CLO calls, (viii) realized cash loss on a specific real estate owned ("REO") investment and (ix) certain other non-cash items. Further, Distributable Earnings to Common, a non-GAAP measure, presents Distributable Earnings net of (i) perpetual preferred stock dividend payments and (ii) non-controlling interests in joint ventures. The Company believes that Distributable Earnings and Distributable Earnings to Common provide meaningful information to consider in addition to the disclosed GAAP results. The Company believes Distributable Earnings and Distributable Earnings to Common are a useful financial metrics for existing and potential future holders of its common stock as historically, over time, Distributable Earnings to Common has been an indicator of common dividends per share. As a REIT, the Company generally must distribute annually at least 90% of its taxable income, subject to certain adjustments, and therefore believes dividends are one of the principal reasons stockholders may invest in its common stock. Further, Distributable Earnings to Common helps investors evaluate performance excluding the effects of certain transactions and GAAP adjustments that the Company does not believe are necessarily indicative of current loan portfolio performance and the Company's operations and is one of the performance metrics the Company's board of directors considers when dividends are declared. Distributable Earnings and Distributable Earnings to Common do not represent net income (loss) and should not be considered as an alternative to GAAP net income (loss). The methodology for calculating Distributable Earnings and Distributable Earnings to Common may differ from the methodologies employed by other companies and thus may not be comparable to the Distributable Earnings reported by other companies.

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